CORPORATE ACCESS NUMBER: 2011045917

                                    Alberta

                            BUSINESS CORPORATIONS ACT

                                  CERTIFICATE
                                       OF
                                 INCORPORATION

                            PANOSHAN MARKETING CORP.
                   WAS INCORPORATED IN ALBERTA ON 2004/04/28

                                                                    REGISTRAR OF
                                                                       [SEAL]
                                                                    CORPORATIONS

                           Articles of Incorporation
                                      For
                            PANOSHAN MARKETING CORP.

Share Structure:                SEE ATTACHED SCHEDULE "A"

Share Transfers Restrictions:   NO SHARES OF THE CORPORATION SHALL BE
                                TRANSFERRED WITHOUT THE APPROVAL OF THE
                                DIRECTORS OF THE CORPORATION AS EVIDENCED BY A
                                RESOLUTION OF THE DIRECTORS OF THE CORPORATION.

Number of Directors:

Min. Number of Directors:       1

Max Number of Directors:        7

Business Restricted To:         NONE

Business Restricted From:       NONE

Other Provisions:               MEETINGS OF SHAREHOLDERS OF THE CORPORATION MAY
                                BE HELD AT ANY PLACE WITHIN OR OUTSIDE ALBERTA.

        Registration Authorized By:      JONATHAN LEVINE
                                         INCORPORATOR

Incorporate Alberta Corporation - Registration Statement

Service Request Number:                 6027134
Alberta Corporation Type:               Named Alberta Corporation
Legal Entity Name:                      PANOSHAN MARKETING CORP.
French Equivalent Name:
Nuans Number:                           80060920
Nuans Date:                             2004/04/26
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS

Street:                                 1200, 1015 - 4TH STREET SW
Legal Description:
City:                                   CALGARY
Province:                               ALBERTA
Postal Code:                            T2R 1J4

RECORDS ADDRESS

Street:
Legal Description:
City:
Province:
Postal Code:

ADDRESS FOR SERVICE BY MAIL

Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:                        SEE ATTACHED SCHEDULE "A"

Share Transfers Restrictions:           NO SHARES OF THE CORPORATION SHALL BE
                                        TRANSFERRED WITHOUT THE APPROVAL OF THE
                                        DIRECTORS OF THE CORPORATION AS
                                        EVIDENCED BY A RESOLUTION OF THE
                                        DIRECTORS OF THE CORPORATION

Number of Directors:
Min Number Of Directors:                1
Max Number Of Directors:                7
Business Restricted To:                 NONE
Business Restricted From:               NONE

Other Provisions:                       MEETINGS OF SHAREHOLDERS OF THE
                                        CORPORATION MAY BE HELD AT ANY PLACE
                                        WITHIN OR OUTSIDE ALBERTA.

Professional Endorsement
Provided:
Future Dating Required:
Registration Date:                      2004/04/28

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Director

Last Name:              LEVINE
First Name:             JONATHAN
Middle Name:
Street/Box Number:      238 - 11 AVENUE SE
City:                   CALGARY
Province:               ALBERTA
Postal Code:            T2X 0G8
Country:
Resident Canadian:      Y

Last Name:              KOLACY
First Name:             CHRISTOPHER
Middle Name:            A.
Street/Box Number:      #2, 421 EAST SHIRLEY
City:                   BEVERLY HILLS
Province:               CALIFORNIA
Postal Code:            90232
Country:
Resident Canadian:

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Attachment

--------------------------------------------------------------------------------
Attachment Type   Microfilm Bar Code    Date Recorded
--------------------------------------------------------------------------------
Share Structure   ELECTRONIC            2004/04/28
--------------------------------------------------------------------------------

Registration Authorized By: JONATHAN LEVINE
                            INCORPORATOR

                                  SCHEDULE "A"
                        ATTACHED TO AND FORMING PART OF
                          ARTICLES OF INCORPORATION OF
                            PANOSHAN MARKETING CORP.
                              (the "Corporation")

1.    The Corporation is authorized to issue:

(a)   an unlimited number of VOTING Common Shares;

(b)   an unlimited number of NON-VOTING Preferred Shares.

2. The rights, privileges and restrictions attached to Voting Common Shares include:

(a)   The right to vote at any meeting of the shareholders of the Corporation;

(b) The right to receive, if, as and when declared by the Board of Directors of the Corporation (the "Board") dividends as may be fixed by resolution of the said Board.

3. The holders of each class of common shares of the Corporation shall be entitled:

(a) To receive dividends to the exclusion of the other classes of common shares of the Corporation;

(b) Subject to the rights of the holders of Non-Voting Preferred Shares of the Corporation, to receive, pro-rata per common share then held, the remaining property of the Corporation upon liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up the affairs of the Corporation.

4. The rights, privileges and restrictions attached to the Non-Voting Preferred Shares are as follows:

(a) The holders of the Non-Voting Preferred Shares, in priority to the holders of the common shares of the Corporation, shall be entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of the Redemption Amount, as hereinafter defined.

(b) No dividends shall be declared, or declared and paid on or set aside for the common shares in any fiscal year unless and until a non-cumulative dividend on all Non-Voting Preferred Shares outstanding in respect of such fiscal year shall have been declared and paid or set aside for payment, and if in any fiscal year the Board shall not declare a dividend, the rights of the holders of the Non-Voting Preferred Shares to any dividend for such fiscal year shall be forever extinguished;

(c) In the event of liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Non-Voting Preferred Shares shall be entitled to receive, before distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the aggregate of the Redemption Amount, as hereinafter defined, and dividends declared but unpaid that the holders of the Non-Voting Preferred shares are entitled to and such holders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

(d) By resolution of the Directors of the Corporation, all or any part of the Non-Voting Preferred Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation on any date fixed by such resolution at an amount equal to the Redemption Amount, as hereinafter defined, together with any dividends declared and unpaid on the date fixed by such redemption;

(e) The Redemption Amount shall be the amount fixed by resolution of the Directors of the Corporation at the time of the issuance of the Non-Voting Preferred Shares.

(f) By resolution of the Directors of the Corporation, all of any part of the Non-Voting Preferred Shares at any time outstanding may, at any time and from time to time, be repurchased by the Corporation on any date fixed by such resolution at the lowest price at which, in the opinion of the Directors, such shares are obtainable not exceeding the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;

(g) Not less than Thirty (30) days notice in writing of such redemption or repurchase shall be given by the Corporation by mail to the registered owners of the shares to be redeemed or repurchased by the Corporation, specifying the date and place or places of redemption or repurchase.

(h) If notice of any such redemption or repurchase shall have been given in the manner aforesaid, an amount sufficient to redeem or repurchase the shares to be redeemed or repurchased shall be deposited by the Corporation with any trust company or chartered bank (to be specified in the notice) on or before the date so fixed for redemption or repurchase and the holder shall have no right to receive payment out of the monies so deposited except upon the surrender of the share certificates representing the shares to be redeemed or repurchased.

(i) In case part only of the then outstanding Non-Voting Preferred Shares is at any time to be redeemed or repurchased by resolution and note of Directors of the Corporation as aforesaid, the shares to be redeemed or repurchased shall be taken from the Non-Voting Preferred Shares held by each holder thereof pro-rata according to the number of shares held by each, except in cases where shareholders waive in writing their right in respect of such partial redemption or repurchase. If such procedure results in leaving a fractional part of the Non-Voting Preferred Share outstanding in the name of any shareholder, such fractional part shall also be redeemed or repurchased by the Corporation;

(j) Subject to the provisions of the Business Corporation Act (Alberta), as from time to time amended, the holders of Non-Voting Preferred Shares shall not be entitled to vote at meetings of the shareholders of the Corporation.